UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2014

REGADO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35953	03-0422069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Mountain Boulevard, Basking Ridge, New Jersey	07920
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 580-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2014, Regado Biosciences, Inc. (the “Company”) entered into an Office Lease (the “Lease”) with 106 Allen Road, LLC (the “Landlord”) pursuant to which the Company leased up to 18,467 rentable square feet of office space from the Landlord at 106 Allen Road, Basking Ridge, New Jersey. The Company will use the office space as its new corporate headquarters. The term of the Lease will commence on August 1, 2014 and will expire on July 31, 2020 (the “Term”). The Lease provides for, among other things, monthly base rent during the Term in the amounts set forth in the table below, which assumes that the Company is not in default of the Lease, plus additional rent as described in the lease.

Start Date	End Date	Monthly Base Rent
August 1, 2014	January 31, 2015	$0.00
February 1, 2015	January 31, 2016	$25,000.00
February 1, 2016	January 31, 2017	$31,875.00
February 1, 2017	January 31, 2018	$40,011.83
February 1, 2018	January 31, 2019	$40,781.29
February 1, 2019	July 31, 2020	$41,550.75

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the complete Lease, which is attached as Exhibit 1.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Decision to Retire and Not Stand For Reelection of Director

On May 5, 2014, Raphaël Wisniewski notified Regado Biosciences, Inc., (the “Company”) of his decision to retire and not stand for reelection to the Board of Directors of the Company (the “Board”) at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Wisniewski will continue to serve as a Class I Director and a member of each of the Audit Committee and the Nominating and Corporate Governance Committee of the Board until the Annual Meeting. Mr. Wisniewski attributed his decision to the fact that travelling from his home and principal business location in France to the Company’s Board meetings has become burdensome. Mr. Wisniewski indicated that his decision not to stand for reelection was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Nominating and Corporate Governance Committee of the Board has decided to nominate Andrew J. Fromkin to stand for election as a Class I Director at the Annual Meeting in place of Mr. Wisniewski.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Office Lease by and between Regado Biosciences, Inc. and 106 Allen Road, LLC, dated April 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGADO BIOSCIENCES, INC.

By:	/s/ David J. Mazzo, Ph.D.
Name:	David J. Mazzo, Ph.D.
Title:	Chief Executive Officer

Date: May 5, 2014

INDEX OF EXHIBITS

Exhibit No.	Description

1.1	Office Lease by and between Regado Biosciences, Inc. and 106 Allen Road, LLC, dated April 30, 2014.